                                                                      EXHIBIT 21


                   PENHALL INTERNATIONAL CORP AND SUBSIDIARIES

                                  SUBSIDIARIES


             NAME                                     JURISDICTION
             ----                                     ------------
     Penhall Rental Corp.                                Arizona

        Penhall Company                                 California